Exhibit 99.1

Contact:

Emily Riley –	phone: 215.231.1035
email: emily.riley@radian.biz

Radian Reports Second Quarter 2011 Financial

Results

–Diluted net income per share of $1.03 in the quarter includes impact of fair value gains –

– Sixth consecutive quarterly decline in MI delinquencies –

PHILADELPHIA, August 2, 2011 — Radian Group Inc. (NYSE: RDN) today reported net income for the quarter ended June 30, 2011, of $137.1 million, or $1.03 per diluted share, which included combined gains from the change in fair value of derivatives and other financial instruments of $193.8 million. This compares to a net loss of $475.1 million, or $4.31 per diluted share, for the prior-year quarter, which included combined net losses from the change in fair value of derivatives and other financial instruments of $587.8 million. Book value per share at June 30, 2011, was $8.48.

“As we face an uncertain U.S. economy and housing market, we believe that Radian’s risk-to-capital ratio of 19.8 to 1 and the financial flexibility of our holding company cash position provide a competitive advantage for our mortgage insurance business,” said Chief Executive Officer S.A. Ibrahim. “We were pleased with the continued drop in mortgage insurance delinquencies in the quarter and another period of operating profitability for our financial guaranty business.”

SECOND QUARTER HIGHLIGHTS

•

The mortgage insurance provision for losses was $270.0 million in the second quarter, compared to $414.0 million in the first quarter of 2011 and $427.6 million in the prior-year period, which reflected the relative improvement in the aging and composition of Radian’s delinquent loans. Mortgage insurance loss reserves were approximately $3.3 billion as of June 30, 2011, a decrease from $3.5 billion in the first quarter of 2011, and $3.7 billion a year ago. First-lien reserves were $25,334 per primary default as of June 30, 2011, compared to $25,535 as of March 31, 2011, and $22,957 a year ago.

•

The total number of primary delinquent loans decreased by 5 percent from the first quarter of 2011, which was the sixth consecutive quarterly decline in delinquent loans. In addition, new delinquencies declined slightly in July.

•

Consistent with Radian’s strategy of actively managing its legacy portfolio and reducing non-core risk, the company terminated four structured mortgage insurance transactions in the quarter that eliminated more than 2,200 loans from its delinquent inventory and reduced pool risk in force by $45 million.

•

The risk-to-capital ratio for Radian Guaranty Inc., the company’s primary mortgage insurance subsidiary, declined to 19.8:1 at June 30, 2011, compared to a ratio of 20.3:1 at March 31, 2011, and 17.9:1 at June 30, 2010.

•

New mortgage insurance written (NIW) was $2.3 billion in the second quarter, compared to $2.6 billion in the first quarter of 2011, and continued to consist of loans with excellent risk characteristics. The company estimates market share of 18-19 percent in the second quarter.

•

Total mortgage insurance claims paid were $512.6 million for the second quarter, compared to $365.2 million in the first quarter of 2011 and $337.3 million a year ago. Excluding the $53.6 million impact from terminations, claims paid were $459.0 million. For 2011, the company continues to expect mortgage insurance claims paid to be approximately $1.7 billion. The company believes that claims paid have peaked and will generally trend down slowly over time.

•	Radian Asset Assurance Inc. continues to serve as an important source of capital support for Radian Guaranty and is expected to continue to provide Radian Guaranty with cash infusions over time.

•	Excluding gains and losses on derivatives and other financial instruments, the financial guaranty segment was again profitable on an operating basis in the second quarter of 2011.

•	As of June 30, 2011, Radian Asset had approximately $1.0 billion in statutory surplus with an additional $1.2 billion in claims-paying resources.

•	In June, Radian Asset paid an ordinary dividend of $53.4 million to Radian Guaranty and expects to pay another dividend in 2012.

•	On June 16, 2011, Radian Asset successfully completed the acquisition of Municipal and Infrastructure Assurance Corporation (MIAC), following approval from the New York State Insurance Department.

CONFERENCE CALL

Radian will discuss each of these items in its conference call today, Tuesday, August 2, 2011, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the Internet at http://www.radian.biz/page?name=Webcasts or at www.radian.biz. The call may also be accessed by dialing 800-230-1093 inside the U.S., or 612-288-0337 for international callers, using passcode 210097 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two and a half hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 210097.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s website under Investors >Quarterly Results, or by clicking on http://www.radian.biz/page?name=QuarterlyResults.

About Radian

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

Financial Results and Supplemental Information Contents (Unaudited)

For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/page?name=FinancialReportsCorporate.

Exhibit A:	Condensed Consolidated Statements of Income

Exhibit B:	Condensed Consolidated Balance Sheets

Exhibit C:	Segment Information Quarter Ended June 30, 2011

Exhibit D:	Segment Information Quarter Ended June 30, 2010

Exhibit E:	Segment Information Six Months Ended June 30, 2011

Exhibit F:	Segment Information Six Months Ended June 30, 2010

Exhibit G:	Financial Guaranty Supplemental Information

Exhibit H:	Financial Guaranty Supplemental Information

Exhibit I:	Mortgage Insurance Supplemental Information New Insurance Written

Exhibit J:	Mortgage Insurance Supplemental Information Insurance in Force and Risk in Force

Exhibit K:	Mortgage Insurance Supplemental Information Risk in Force by LTV and Policy Year and Other Risk in Force

Exhibit L:	Mortgage Insurance Supplemental Information Claims, Reserves and Reserve Per Default

Exhibit M:	Mortgage Insurance Supplemental Information Default Statistics

Exhibit N:	Mortgage Insurance Supplemental Information Net Premiums Written and Earned, Smart Home, Captives and Persistency

Exhibit O:	Mortgage Insurance Supplemental Information Modified Pool

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Exhibit A

	Quarter Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010
(In thousands, except per-share data)

Revenues:
Net premiums written - insurance	$152,778	$159,901	$335,527	$315,402

Net premiums earned - insurance	$188,934	$203,446	$391,957	$401,714
Net investment income	43,823	48,619	86,063	93,977
Net gains on investments	44,236	57,262	81,671	115,210
Net impairment losses recognized in earnings	(11)	(38)	(11)	(56)
Change in fair value of derivative instruments	188,726	(524,606)	432,618	(602,560)
Net gains (losses) on other financial instruments	5,047	(63,200)	80,298	(164,764)
Gain on sale of affiliate	—	34,815	—	34,815
Other income	1,196	(2,072)	2,644	3,703

Total revenues	471,951	(245,774)	1,075,240	(117,961)

Expenses:
Provision for losses	263,566	435,166	690,939	979,046
Change in reserve for premium deficiency	(3,102)	(7,354)	(4,485)	(8,585)
Policy acquisition costs	14,387	16,797	28,518	31,665
Other operating expenses	45,954	35,165	92,173	100,221
Interest expense	16,079	8,245	33,103	19,049

Total expenses	336,884	488,019	840,248	1,121,396

Equity in net income of affiliates	—	6,570	65	14,668

Pretax income (loss)	135,067	(727,223)	235,057	(1,224,689)
Income tax benefit	(2,048)	(252,143)	(5,064)	(439,254)

Net income (loss)	$137,115	$(475,080)	$240,121	$(785,435)

Diluted net income (loss) per share (1)	$1.03	$(4.31)	$1.80	$(8.15)

(1) Weighted average shares outstanding (In thousands)

Weighted average common shares outstanding	132,185	110,282	132,185	96,420
Increase in weighted average shares-common stock equivalents-diluted basis	1,429	—	1,539	—

Weighted average shares outstanding	133,614	110,282	133,724	96,420

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit B

(In thousands, except per-share data)	June 30 2011	December 31 2010	June 30 2010

Assets:
Cash and investments	$6,038,529	$6,680,630	$7,277,607
Deferred policy acquisition costs	138,926	148,326	148,623
Deferred income taxes, net	27,531	27,531	815,674
Reinsurance recoverables	179,573	244,894	585,938
Derivative assets	27,266	26,212	21,977
Other assets	516,971	493,294	498,669

Total assets	$6,928,796	$7,620,887	$9,348,488

Liabilities and stockholders’ equity:
Unearned premiums	$629,813	$686,364	$736,675
Reserve for losses and loss adjustment expenses	3,343,624	3,596,735	3,781,240
Reserve for premium deficiency	6,251	10,736	16,772
Long-term debt	811,319	964,788	665,381
VIE debt	393,740	520,114	627,638
Derivative liabilities	313,708	723,579	748,094
Payable for securities purchased	48,707	9,112	660,805
Other liabilities	252,324	249,679	332,254

Total liabilities	5,799,486	6,761,107	7,568,859

Common stock	151	150	150
Additional paid-in capital	1,073,703	1,071,080	1,002,501
Retained earnings (deficit)	34,861	(204,926)	816,172
Accumulated other comprehensive income (loss)	20,595	(6,524)	(39,194)

Total common stockholders’ equity	1,129,310	859,780	1,779,629

Total liabilities and stockholders’ equity	$6,928,796	$7,620,887	$9,348,488

Book value per share	$8.48	$6.46	$13.40

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended June 30, 2011

Exhibit C

(In thousands)	Mortgage Insurance	Financial Guaranty	Total
Revenues:
Net premiums written - insurance	$164,194	$(11,416)	$152,778

Net premiums earned - insurance	$164,325	$24,609	$188,934
Net investment income	24,853	18,970	43,823
Net gains on investments	27,425	16,811	44,236
Net impairment losses recognized in earnings	(11)	—	(11)
Change in fair value of derivative instruments	258	188,468	188,726
Net gains (losses) on other financial instruments	(631)	5,678	5,047
Other income	1,124	72	1,196

Total revenues	217,343	254,608	471,951

Expenses:
Provision for losses	269,992	(6,426)	263,566
Change in reserve for premium deficiency	(3,102)	—	(3,102)
Policy acquisition costs	8,601	5,786	14,387
Other operating expenses	33,913	12,041	45,954
Interest expense	146	15,933	16,079

Total expenses	309,550	27,334	336,884

Equity in net income of affiliates	—	—	—

Pretax income (loss)	(92,207)	227,274	135,067

Income tax (benefit) provision	5,374	(7,422)	(2,048)

Net income (loss)	$(97,581)	$234,696	$137,115

Cash and investments	$3,334,789	$2,703,740	$6,038,529
Deferred policy acquisition costs	44,509	94,417	138,926
Total assets	3,688,720	3,240,076	6,928,796
Unearned premiums	191,737	438,076	629,813
Reserve for losses and loss adjustment expenses	3,268,582	75,042	3,343,624
VIE debt	56,239	337,501	393,740
Derivative liabilities	—	313,708	313,708

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended June 30, 2010

Exhibit D

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$167,909	$(8,008)	$—	$159,901

Net premiums earned - insurance	$179,992	$23,454	$—	$203,446
Net investment income	28,544	20,075	—	48,619
Net gains on investments	34,441	22,821	—	57,262
Net impairment losses recognized in earnings	(38)	—	—	(38)
Change in fair value of derivative instruments	(1,310)	(523,296)	—	(524,606)
Net losses on other financial instruments	(7,973)	(55,227)	—	(63,200)
Gain on sale of affiliate	—	—	34,815	34,815
Other income	1,623	(3,695)	—	(2,072)

Total revenues	235,279	(515,868)	34,815	(245,774)

Expenses:
Provision for losses	427,622	7,544	—	435,166
Change in reserve for premium deficiency	(7,354)	—	—	(7,354)
Policy acquisition costs	12,113	4,684	—	16,797
Other operating expenses	25,639	9,476	50	35,165
Interest expense	1,549	6,696	—	8,245

Total expenses	459,569	28,400	50	488,019

Equity in net income of affiliates	—	—	6,570	6,570

Pretax (loss) income	(224,290)	(544,268)	41,335	(727,223)

Income tax (benefit) provision	(71,763)	(194,848)	14,468	(252,143)

Net (loss) income	$(152,527)	$(349,420)	$26,867	$(475,080)

Cash and investments	$3,886,819	$3,390,788	$—	$7,277,607
Deferred policy acquisition costs	35,220	113,403	—	148,623
Total assets	5,367,065	3,981,423	—	9,348,488
Unearned premiums	207,354	529,321	—	736,675
Reserve for losses and loss adjustment expenses	3,656,746	124,494	—	3,781,240
VIE debt	253,178	374,460	—	627,638
Derivative liabilities	358	747,736	—	748,094

Radian Group Inc. and Subsidiaries

Segment Information

Six Months Ended June 30, 2011

Exhibit E

(In thousands)	Mortgage Insurance	Financial Guaranty	Total
Revenues:
Net premiums written - insurance	$345,040	$(9,513)	$335,527

Net premiums earned - insurance	$350,459	$41,498	$391,957
Net investment income	51,686	34,377	86,063
Net gains on investments	45,187	36,484	81,671
Net impairment losses recognized in earnings	(11)	-	(11)
Change in fair value of derivative instruments	(136)	432,754	432,618
Net gains on other financial instruments	1,835	78,463	80,298
Other income	2,524	120	2,644

Total revenues	451,544	623,696	1,075,240

Expenses:
Provision for losses	683,965	6,974	690,939
Change in reserve for premium deficiency	(4,485)	—	(4,485)
Policy acquisition costs	18,817	9,701	28,518
Other operating expenses	68,050	24,123	92,173
Interest expense	9,935	23,168	33,103

Total expenses	776,282	63,966	840,248

Equity in net income of affiliates	—	65	65

Pretax income (loss)	(324,738)	559,795	235,057

Income tax (benefit) provision	8,875	(13,939)	(5,064)

Net income (loss)	$(333,613)	$573,734	$240,121

Radian Group Inc. and Subsidiaries

Segment Information

Six Months Ended June 30, 2010

Exhibit F

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$324,941	$(9,539)	$—	$315,402

Net premiums earned - insurance	$357,331	$44,383	$—	$401,714
Net investment income	54,903	39,074	—	93,977
Net gains on investments	63,222	51,988	—	115,210
Net impairment losses recognized in earnings	(56)	—	—	(56)
Change in fair value of derivative instruments	(1,033)	(601,527)	—	(602,560)
Net losses on other financial instruments	(38,173)	(126,591)	—	(164,764)
Gain on sale of affiliate	—	—	34,815	34,815
Other income	3,422	218	63	3,703

Total revenues	439,616	(592,455)	34,878	(117,961)

Expenses:
Provision for losses	956,713	22,333	—	979,046
Change in reserve for premium deficiency	(8,585)	—	—	(8,585)
Policy acquisition costs	22,617	9,048	—	31,665
Other operating expenses	71,872	28,149	200	100,221
Interest expense	3,669	15,380	—	19,049

Total expenses	1,046,286	74,910	200	1,121,396

Equity in net income of affiliates	—	78	14,590	14,668

Pretax (loss) income	(606,670)	(667,287)	49,268	(1,224,689)

Income tax (benefit) provision	(217,610)	(238,889)	17,245	(439,254)

Net (loss) income	$(389,060)	$(428,398)	$32,023	$(785,435)

Radian Group Inc.

Financial Guaranty Supplemental Information

Exhibit G

(In thousands)	Quarter Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010

Net Premiums Earned:
Public finance direct	$11,580	$15,897	$19,416	$28,233
Public finance reinsurance	8,262	6,196	16,066	13,109
Structured direct	941	443	1,382	1,160
Structured reinsurance	955	932	1,764	1,847
Trade credit reinsurance	42	3	41	51

Net Premiums Earned - insurance	21,780	23,471	38,669	44,400
Impact of commutations	2,829	(17)	2,829	(17)

Total Net Premiums Earned - insurance	$24,609	$23,454	$41,498	$44,383

Refundings included in earned premium	$9,300	$10,205	$14,131	$19,738

Net premiums earned - derivatives (1)	$10,473	$11,814	$21,356	$23,837

Claims paid:
Trade credit reinsurance	$285	$(2)	$261	$1,084
Financial Guaranty	3,145	21,841	3,435	25,198

Total	$3,430	$21,839	$3,696	$26,282

(1)	Included in change in fair value of derivative instruments.

Radian Group Inc.

Financial Guaranty Supplemental Information

Exhibit H

($ in thousands, except ratios)	June 30 2011	December 31 2010	June 30 2010
Statutory Information:

Capital and surplus	$1,002,337	$1,049,664	$974,174
Contingency reserve	414,462	392,589	400,615

Qualified statutory capital	1,416,799	1,442,253	1,374,789

Unearned premium reserve	486,589	517,516	550,952
Loss and loss expense reserve	80,378	70,129	102,831

Total statutory policyholders’ reserves	1,983,766	2,029,898	2,028,572

Present value of installment premiums	171,397	202,386	227,634
Soft capital facilities	—	—	150,000

Total statutory claims paying resources	$2,155,163	$2,232,284	$2,406,206

Net debt service outstanding	$95,107,674	$101,168,759	$102,502,428

Capital leverage ratio (1)	67	70	75
Claims paying leverage ratio (2)	44	45	43

Net par outstanding by product:
Public finance direct	$15,084,460	$15,727,252	$16,718,347
Public finance reinsurance	20,548,760	21,907,290	22,774,238
Structured direct	37,351,096	39,315,801	39,902,271
Structured reinsurance	1,703,261	1,805,295	1,872,802

Total (3)	$74,687,577	$78,755,638	$81,267,658

(1)	The capital leverage ratio is derived by dividing net debt service outstanding by qualified statutory capital.
(2)	The claims paying leverage ratio is derived by dividing net debt service outstanding by total statutory claims paying resources.
(3)	Included in public finance net par outstanding is $1.8 billion, $1.9 billion and $2.0 billion at June 30, 2011, December 31, 2010 and June 30, 2010, respectively, for legally defeased bond issues where our financial guaranty policy has not been extinguished but cash or securities have been deposited in an escrow account for the benefit of bondholders. The accounting standard for financial guarantee insurance contracts requires that these contracts continue to be accounted for as outstanding contracts despite the elimination of substantially all risk.

Radian Group Inc.

Mortgage Insurance Supplemental Information

Exhibit I

($ in millions)	Quarter Ended June 30				Six Months Ended June 30
	2011	%	2010	%	2011	%	2010	%

Primary new insurance written
Prime	$2,280	100.0%	$2,653	100.0%	$4,863	99.9%	$4,549	100.0%
A minus and below	—	—	1	—	3	0.1%	2	—

Total Flow	$2,280	100.0%	$2,654	100.0%	$4,866	100.0%	$4,551	100.0%

Total primary new insurance written by FICO score
>=740	$1,846	81.0%	$2,100	79.1%	$3,927	80.7%	$3,561	78.2%
680-739	434	19.0%	552	20.8%	936	19.2%	987	21.7%
620-679	—	—	2	0.1%	3	0.1%	3	0.1%

Total Flow	$2,280	100.0%	$2,654	100.0%	$4,866	100.0%	$4,551	100.0%

Percentage of primary new insurance written
Refinances	23%		22%		38%		27%
95.01% LTV and above	1.4%		0.2%		1.3%		0.4%
ARMs
Less than 5 years	0.1%		0.2%		0.1%		0.1%
5 years and longer	6.9%		7.0%		5.8%		6.2%

Radian Group Inc.

Mortgage Insurance Supplemental Information

Exhibit J

($ in millions)	June 30		June 30
	2011	%	2010	%
Primary insurance in force
Flow	$111,510	89.1%	$118,486	86.3%
Structured	13,600	10.9%	18,799	13.7%

Total Primary	$125,110	100.0%	$137,285	100.0%

Prime	$103,860	83.0%	$108,488	79.0%
Alt-A	13,318	10.7%	19,580	14.3%
A minus and below	7,932	6.3%	9,217	6.7%

Total Primary	$125,110	100.0%	$137,285	100.0%

Primary risk in force
Flow
Prime	$23,637	86.1%	$24,615	84.3%
Alt-A	2,374	8.7%	2,873	9.9%
A minus and below	1,437	5.2%	1,700	5.8%

Total Flow	$27,448	100.0%	$29,188	100.0%

Structured
Prime	$1,702	58.4%	$1,926	55.4%
Alt-A	665	22.8%	945	27.2%
A minus and below	546	18.8%	606	17.4%

Total Structured	$2,913	100.0%	$3,477	100.0%

Total
Prime	$25,339	83.5%	$26,541	81.2%
Alt-A	3,039	10.0%	3,818	11.7%
A minus and below	1,983	6.5%	2,306	7.1%

Total Primary	$30,361	100.0%	$32,665	100.0%

Total primary risk in force by FICO score
Flow
>=740	$11,196	40.8%	$10,712	36.7%
680-739	9,327	34.0%	10,354	35.5%
620-679	5,865	21.4%	6,878	23.6%
<=619	1,060	3.8%	1,244	4.2%

Total Flow	$27,448	100.0%	$29,188	100.0%

Structured
>=740	$776	26.6%	$956	27.5%
680-739	848	29.1%	1,061	30.5%
620-679	781	26.8%	901	25.9%
<=619	508	17.5%	559	16.1%

Total Structured	$2,913	100.0%	$3,477	100.0%

Total
>=740	$11,972	39.4%	$11,668	35.7%
680-739	10,175	33.5%	11,415	35.0%
620-679	6,646	21.9%	7,779	23.8%
<=619	1,568	5.2%	1,803	5.5%

Total Primary	$30,361	100.0%	$32,665	100.0%

Percentage of primary risk in force
Refinances	31%		31%
95.01% LTV and above	19%		20%
ARMs
Less than 5 years	5%		7%
5 years and longer	7%		8%

Pool risk in force
Prime	$1,676	75.6%	$1,867	73.5%
Alt-A	132	6.0%	179	7.0%
A minus and below	408	18.4%	495	19.5%

Total	$2,216	100.0%	$2,541	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

Exhibit K

($ in millions)	June 30			June 30
	2011		%	2010	%
Total primary risk in force by LTV
85.00% and below	$2,753		9.1%	$3,051	9.3%
85.01% to 90.00%	11,722		38.6%	12,355	37.8%
90.01% to 95.00%	10,268		33.8%	10,737	32.9%
95.01% and above	5,618		18.5%	6,522	20.0%

Total	$30,361		100.0%	$32,665	100.0%

Total primary risk in force by policy year
2005 and prior	$7,519		24.7%	$8,936	27.4%
2006	3,396		11.2%	4,055	12.4%
2007	7,435		24.5%	8,867	27.1%
2008	5,549		18.3%	6,398	19.6%
2009	2,915		9.6%	3,363	10.3%
2010	2,419		8.0%	1,046	3.2%
2011	1,128		3.7%	—	—

Total	$30,361		100.0%	$32,665	100.0%

Total pool risk in force by policy year
2005 and prior	$1,894		85.5%	$2,075	81.6%
2006	131		5.9%	210	8.3%
2007	154		6.9%	206	8.1%
2008	37		1.7%	50	2.0%

Total pool risk in force	$2,216		100.0%	$2,541	100.0%

Other risk in force
Second-lien
1st loss	$109			$129
2nd loss	33			86
NIMs	59			268
International
1st loss-Hong Kong primary mortgage insurance	89			185
Credit default swaps	—			109

Total other risk in force	$290			$777

Risk to capital ratio-Radian Guaranty only	19.8:1	(1)		17.9:1

(1)	Preliminary

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2011

Exhibit L

	Quarter Ended		Six Months Ended
($ in thousands)	June 30		June 30
	2011	2010	2011	2010
Net claims paid
Prime	$256,020	$164,043	$464,215	$290,007
Alt-A	88,140	81,030	163,270	146,061
A minus and below	52,794	48,645	97,379	85,029

Total primary claims paid	396,954	293,718	724,864	521,097
Pool	58,341	39,063	92,699	70,472
Second-lien and other	3,736	4,494	6,619	12,473

Subtotal	459,031	337,275	824,182	604,042
Impact of first-lien terminations	38,198	239	38,198	80,349
Impact of captive terminations	(1,166)	(191)	(1,166)	(627)
Impact of second-lien terminations	16,550	—	16,550	10,834

Total net claims paid	$512,613	$337,323	$877,764	$694,598

Average net claim paid (1)
Prime	$49.9	$44.2	$49.0	$44.9
Alt-A	62.0	56.9	60.9	58.1
A minus and below	40.8	36.9	39.0	38.1
Total average net primary claim paid	50.6	45.5	49.5	46.5
Pool	80.2	74.3	75.7	69.8
Second-lien and other	27.7	32.3	28.9	33.9
Total average net claim paid	$52.7	$47.4	$51.2	$47.9

Average direct primary claim paid (2) (3)	$55.3	$53.3	$54.8	$53.5
Average total direct claim paid (2) (3)	$56.9	$54.4	$56.0	$54.2

Loss ratio - GAAP Basis	164.3%	237.6%	195.2%	267.7%
Expense ratio - GAAP Basis	25.9%	21.0%	24.8%	26.4%

	190.2%	258.6%	220.0%	294.1%

Reserve for losses by category
Prime	$1,635,206	$1,386,271
Alt-A	652,577	815,055
A minus and below	374,647	400,679
Reinsurance recoverable (4)	160,664	565,737

Total primary reserves	2,823,094	3,167,742
Pool insurance	436,948	457,129

Total 1st lien reserves	3,260,042	3,624,871
Second-lien	8,522	31,795
Other	18	80

Total reserves	$3,268,582	$3,656,746

1st lien reserve per default (5)
Primary reserve per primary default	$25,334	$22,957
Pool reserve per pool default (6)	16,795	14,072
Total 1st lien reserve per default	23,718	21,264

(1)	Calculated net of reinsurance recoveries.
(2)	Calculated without giving effect to the impact of terminations of captive reinsurance transactions and first- and second-lien transactions.
(3)	Before reinsurance recoveries.
(4)	Represents ceded losses on captive transactions and Smart Home.
(5)	Calculated as total reserves divided by total defaults.
(6)	If calculated before giving effect to deductibles and stop losses in pool transactions, the pool reserve per default at June 30, 2011 and June 30, 2010 would be $28,277 and $24,082, respectively.

Radian Group Inc.

Mortgage Insurance Supplemental Information

Exhibit M

	June 30 2011	December 31 2010	June 30 2010
Default Statistics
Primary insurance:

Flow
Prime
Number of insured loans	564,839	584,213	599,909
Number of loans in default	64,143	71,196	74,800
Percentage of loans in default	11.36%	12.19%	12.47%

Alt-A
Number of insured loans	47,491	51,765	56,323
Number of loans in default	15,329	17,934	20,289
Percentage of loans in default	32.28%	34.65%	36.02%

A minus and below
Number of insured loans	43,597	47,044	50,719
Number of loans in default	14,098	16,401	18,100
Percentage of loans in default	32.34%	34.86%	35.69%

Total Flow
Number of insured loans	655,927	683,022	706,951
Number of loans in default	93,570	105,531	113,189
Percentage of loans in default	14.27%	15.45%	16.01%

Structured
Prime
Number of insured loans	43,429	42,131	45,201
Number of loans in default	6,248	6,735	6,548
Percentage of loans in default	14.39%	15.99%	14.49%

Alt-A
Number of insured loans	19,600	20,234	31,852
Number of loans in default	5,930	6,635	11,485
Percentage of loans in default	30.26%	32.79%	36.06%

A minus and below
Number of insured loans	16,159	16,716	17,593
Number of loans in default	5,686	6,569	6,793
Percentage of loans in default	35.19%	39.30%	38.61%

Total Structured
Number of insured loans	79,188	79,081	94,646
Number of loans in default	17,864	19,939	24,826
Percentage of loans in default	22.56%	25.21%	26.23%

Total Primary Insurance
Prime
Number of insured loans	608,268	626,344	645,110
Number of loans in default	70,391	77,931	81,348
Percentage of loans in default	11.57%	12.44%	12.61%

Alt-A
Number of insured loans	67,091	71,999	88,175
Number of loans in default	21,259	24,569	31,774
Percentage of loans in default	31.69%	34.12%	36.04%

A minus and below
Number of insured loans	59,756	63,760	68,312
Number of loans in default	19,784	22,970	24,893
Percentage of loans in default	33.11%	36.03%	36.44%

Total Primary Insurance
Number of insured loans	735,115	762,103	801,597
Number of loans in default	111,434	125,470	138,015
Percentage of loans in default	15.16%	16.46%	17.22%

Pool insurance:
Number of loans in default	26,016	32,456	32,486

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Six Months Ended and as of June 30, 2011

Exhibit N

	Quarter Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010

Net Premiums Written (In thousands)
Primary and Pool Insurance	$163,556	$167,250	$343,813	$324,663
Second-lien (1)	592	734	1,212	279
International	46	(75)	15	(1)

Total Net Premiums Written - Insurance	$164,194	$167,909	$345,040	$324,941

Net Premiums Earned (In thousands)
Primary and Pool Insurance	$162,388	$176,622	$345,857	$350,734
Second-lien	592	734	1,212	1,245
International	1,345	2,636	3,390	5,352

Total Net Premiums Earned - Insurance	$164,325	$179,992	$350,459	$357,331

SMART HOME (In millions)
Ceded Premiums Written and Earned	$2.2	$2.6	$4.4	$4.9

Net premiums earned - derivatives (In thousands) (2)	$—	$140	$—	$279

1st Lien Captives
Premiums ceded to captives (In thousands)	$7,266	$24,684	$14,853	$50,158
% of total premiums	4.2%	12.1%	4.1%	12.4%
NIW subject to captives (In thousands)	$—	$(204)	$—	$129
% of primary NIW	—	(< 1%)	—	< 1%
IIF included in captives (3)	9.9%	28.8%
RIF included in captives (3)	9.7%	30.5%

Persistency (twelve months ended June 30)	82.5%	81.7%

	June 30 2011	June 30 2010

SMART HOME

% of Primary RIF included in Smart Home Transactions (3)	2.8%	3.3%

(1)	Reflects the impact of second-lien terminations.
(2)	Included in change in fair value of derivative instruments.
(3)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.

Radian Group Inc.

Mortgage Insurance Supplemental Information

Modified Pool (1)

Exhibit O

($ in millions)	June 30		June 30
	2011	%	2010	%
Modified pool risk in force by policy year
2005 and prior	$200	69.4%	$195	42.7%
2006	35	12.2%	45	9.8%
2007	46	16.0%	210	46.0%
2008	7	2.4%	7	1.5%

Total	$288	100.0%	$457	100.0%

Modified pool risk in force by product
Prime	$85	29.5%	$77	16.8%
Alt-A	185	64.2%	362	79.2%
A minus and below	18	6.3%	18	4.0%

Total	$288	100.0%	$457	100.0%

Modified pool insurance in force by product
Prime	$1,021	31.6%	$722	11.4%
Alt-A	2,060	63.7%	5,441	86.2%
A minus and below	151	4.7%	152	2.4%

Total	$3,232	100.0%	$6,315	100.0%

Reserve for losses - modified pool (in thousands)	$73,187		$244,628

Default Statistics:

Modified pool:
Total modified pool
Number of insured loans		18,725		25,325
Number of loans in default		3,714		7,759
Percentage of loans in default		19.83%		30.64%

(1)	Included in primary insurance amounts.

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•

changes in general financial and political conditions, such as a failure of the U.S. economy to fully recover from the most recent recession or the U.S. economy reentering a recessionary period, a lack of meaningful liquidity in the capital markets or in the credit markets, a prolonged period of high unemployment rates and limited home price appreciation or further depreciation (which has resulted in some borrowers voluntarily defaulting on their mortgages when their mortgage balances exceed the value of their homes), changes or volatility in interest rates or consumer confidence, and changes in credit spreads, each of which may be accelerated or intensified by the actual or threatened downgrade of U.S. credit ratings or other consequences of a failure of the U.S. Congress to increase the U.S. debt ceiling or as a result of any legislation resulting from such Congressional debates.

•

changes in the way customers, investors or regulators perceive the strength of private mortgage insurers or financial guaranty providers, or investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•	catastrophic events or further economic changes in geographic regions where our mortgage insurance or financial guaranty insurance exposure is more concentrated;

•

our ability to successfully execute upon our capital plan for our mortgage insurance business (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support our mortgage insurance business and the long-term liquidity needs of our holding company;

•

a further reduction in, or prolonged period of depressed levels of, home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards, the risk retention requirements established under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the decrease in housing demand throughout the U.S.;

•

our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of ongoing losses in this business and further deterioration in our financial guaranty portfolio which, in the absence of new capital, could depend on our ability to execute strategies for which regulatory and other approvals are required and may not be obtained;

•	our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;

•	reduced opportunities for loss mitigation in markets where housing values do not appreciate or continue to decline;

•

a more rapid than expected decrease in the level of insurance rescissions and claim denials from the current elevated levels (including as a result of successful challenges to previously rescinded policies or claim denials), which rescissions and denials have materially mitigated our paid losses and resulted in a significant reduction in our loss reserves;

•

the negative impact our insurance rescissions and claim denials may have on our relationships with customers and potential customers, including the potential loss of business and the heightened risk of disputes and litigation; the need, in the event that we are unsuccessful in defending our rescissions or denials, to reestablish loss reserves for, and reassume risk on, rescinded loans and pay additional claims;

•	the concentration of our mortgage insurance business among a relatively small number of large customers;

•	the disruption in the servicing of mortgages covered by our insurance policies;

•

the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•	the performance of our insured portfolio of higher risk loans, such as Alternative-A and subprime loans, and of adjustable rate products, such as adjustable rate mortgages and interest-only mortgages;

•	a decrease in persistency rates of our mortgage insurance policies;

•

an increase in the risk profile of our existing mortgage insurance portfolio due to the availability of mortgage refinancing to only the most qualified borrowers in the current mortgage and housing market;

•

further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength rating assigned to Radian Guaranty Inc.);

•

heightened competition for our mortgage insurance business from others such as the Federal Housing Administration (the “FHA”), the Veterans’ Administration and private mortgage insurers (in particular, the FHA and those private mortgage insurers that have been assigned higher ratings from the major rating agencies or new entrants to the industry that are not burdened by legacy obligations);

•	changes in the charters or business practices of, or rules or regulations applicable to, Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

•	changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their products are significantly limited in scope;

•

the effect of the Dodd-Frank Act on the financial services industry in general, and on our mortgage insurance and financial guaranty businesses in particular, including whether and to what extent loans with mortgage insurance are considered “qualified residential mortgages” for purposes of the Dodd-Frank Act securitization provisions or “qualified mortgages” for purposes of the ability to repay provisions and potential obligations to post collateral on our existing insured derivatives portfolio;

•

the application of existing federal or state consumer, lending, insurance, tax, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing, or the possibility of additional, lawsuits or investigations, and (ii) legislative and regulatory changes (a) affecting demand for private mortgage insurance, (b) limiting or restricting our use of (or increasing requirements for) additional capital and the products we may offer, or (c) affecting the form in which we execute credit protection or affecting our existing financial guaranty portfolio;

•

the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance business, or to estimate accurately the fair value amounts of derivative instruments in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•

the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;

•

volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the possibility of a premium deficiency in our mortgage insurance business on a quarterly basis;

•	our ability to realize the tax benefits associated with our deferred tax assets, which will depend on our ability to generate sufficient sustainable taxable income in future periods;

•

our ability to obtain the necessary regulatory approval to consummate our purchase of Municipal and Infrastructure Assurance Corporation (the “FG Insurance Shell”) and to successfully develop and implement a strategy to utilize the FG Insurance Shell in the public finance financial guaranty market, which strategy may depend on, among other items, our ability to obtain further necessary regulatory or other approvals, to attract third-party capital and to obtain ratings sufficient to support such a strategy;

•	changes in accounting guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board; and

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2010 and in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we filed this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements made in this press release to reflect new information or future events or for any other reason.

###